                                LICENSE AGREEMENT

    THIS AGREEMENT, effective as of September 1, 1994 (EFFECTIVE DATE) between THE GENERAL HOSPITAL CORPORATION, a not-for-profit corporation doing business as Massachusetts General Hospital, having a place of business at Fruit Street, Boston, Massachusetts 02114 ("GENERAL") and Packard Instrument Company, Inc. a corporation having offices at 800 Research Parkway, Meriden, Connecticut 06450 ("COMPANY").

                                   WITNESSETH

    WHEREAS, under research programs funded by the GENERAL, the GENERAL through research conducted by Drs. James A. Burton and Bernard Hoop, Jr., has developed an invention pertaining to A Method and Apparatus for Ligand Detection;

    WHEREAS, GENERAL has obtained U.S. Patent Number 4,626,513 covering said invention and all Drs. Burton's and Hoop's rights, title and interest in said patent have been assigned to GENERAL;

    WHEREAS, GENERAL represents to the best of its knowledge and belief that it is the owner of all rights, title and interest in said patent and has the right and ability to grant the license hereinafter described;

    WHEREAS, as a center for research and education, GENERAL is interested in licensing PATENT RIGHTS and thus benefiting the public and the GENERAL by facilitating the dissemination of the results of its research in the form of useful products, but is without capacity to commercially develop, manufacture, and distribute any such product; and

    WHEREAS, COMPANY having such capacity, desires to commercially develop, manufacture, use and distribute such products throughout the world;

    NOW THEREFORE, in consideration of the premises and of the faithful performance of the covenants herein contained, the parties hereto agree as follows:

                                 1. DEFINITIONS

    1.1 The term "ACCOUNTING PERIOD" shall mean each six month period ending June 30 and December 31.

    1.2 The term "AFFILIATE" shall mean any corporation or other legal entity other than COMPANY in whatever country organized, controlling, controlled by or under common control with COMPANY. The term "control" means possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

    1.3 The term "LICENSE FIELD" shall mean research and clinical diagnostics, but shall not include diagnostic methods for the detection of substances in living patients wherein the PRODUCT is used in an enclosed system which is in direct contact with the patients.

    1.4 The term "FIRST COMMERCIAL SALE" shall mean in each country the first sale of any PRODUCT by COMPANY, its AFFILIATES or SUBLICENSEES, (a) following approval, when such approval is necessary, of the marketing of such product by the appropriate governmental agency for the country in which the sale is to be made, or (b) when such government approval is not required in a country, the first sale of such product in that country.

    1.5 The term, "SUBLICENSEE" shall mean any non-AFFILIATE third party licensed by COMPANY or by an AFFILIATE to make, have made, use or sell any PRODUCT.

    1.6 The term "NET SALES PRICE" shall mean the GROSS SALES PRICE as defined in (b) below, of any PRODUCT less, to the extent appropriately documented:

   (a) (i) credits and allowances for price adjustment, rejection, or return of PRODUCTS previously sold;

      (ii) rebates and cash discounts to purchasers allowed and taken;

     (iii) amounts for transportation, insurance, handling or shipping charges to purchasers;

      (iv) taxes, duties and other governmental charges levied on or measured by the sale of PRODUCTS, whether absorbed by COMPANY or paid by the purchaser so long as COMPANY'S price is reduced thereby, but not franchise or income taxes of any kind whatsoever;

      (v) for any sale in which the United States government on the basis of its royalty-free license pursuant to 35 USC Sec. 202(C) to any PATENT RIGHT (4) requires that the GROSS SALES PRICE of any PRODUCT subject to such PATENT RIGHT, be reduced by the amount of such royalty owed GENERAL pursuant to paragraph 3.1, the amount of such royalty.

    (b) For any bona fide sale to a bona fide customer by COMPANY or any of its AFFILIATES or SUBLICENSEES ("SELLERS"), the GROSS SALES PRICE shall be
[* * *].

    (c) If COMPANY or any of its AFFILIATES or SUBLICENSEES sell any PRODUCT in a bona fide sale as a component of a combination of active functional elements, the GROSS SALES PRICE of the PRODUCT shall be determined by multiplying the GROSS SALES PRICE of the combination by [* * *].


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[* * *] In the event that no separate sale of either such PRODUCT or active elements of the combination is made during said ACCOUNTING PERIOD in said country, the GROSS SALES PRICE of the PRODUCT shall be determined by multiplying [***] such costs being arrived at using the standard accounting procedures of COMPANY which will be in accord with generally accepted accounting practices.

   (d) If a SELLER commercially uses or disposes of any PRODUCT by itself (as opposed to a use or disposition of the PRODUCT as a component of a combination of active functional elements) other than in a bona fide sale to a bona fide customer, the GROSS SALES PRICE shall be the price which would be then payable in an arm's length transaction. If a SELLER commercially uses or disposes of any PRODUCT as a component of a combination of active functional elements other than in a bona fide sale to a bona fide customer, the GROSS SALES PRICE of the PRODUCT shall be determined in accordance with paragraph (c) above, using as the GROSS SALES PRICE of the combination that price which would be then payable in an arm's length transaction.

  (e) Transfer of a PRODUCT within COMPANY or between COMPANY and an AFFILIATE for sale by the transferee shall not be considered a sale, commercial use or disposition for the purpose of the foregoing paragraphs; in the case of such transfer the GROSS SALES PRICE shall be based on sale of the PRODUCT by the transferee.

   1.7 The term "PATENT RIGHT" shall mean U.S. Patent Number 4,626,513, awarded to Drs. James A. Burton and Bernard Hoop, Jr. entitled Method and Apparatus for Ligand Detection, or the equivalent of such applications, including any reissue, continuation, reexamination or extension thereof.

   1.8 The term "PRODUCT" shall mean any article, device, composition, method or service, the manufacture, use, or sale of which absent the licenses granted herein, would infringe a VALID CLAIM of any PATENT RIGHT.

   1.9 The term "VALID CLAIM" shall mean any claim of any PATENT RIGHT that has not been (i) finally rejected or (ii) declared invalid by a patent office or court of competent jurisdiction in any unappeased and unappealable decision.

   1.10 The term "RESELLING SUBLICENSEE" shall mean a non-AFFILIATE third party to whom COMPANY, an AFFILIATE or a MANUFACTURING SUBLICENSEE sells PRODUCT for the purpose of reselling PRODUCT to END USERS.

   1.11 The term "MANUFACTURING SUBLICENSEE" shall mean a SUBLICENSER licensed by COMPANY or its SUBLICENSEE solely (except in the case contemplated under paragraph 5.1(c) below) to make or have made any PRODUCT and to sell PRODUCT to a RESELLING SUBLICENSEE.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

   1.12 The term "MARKETING SUBLICENSEE" shall mean a SUBLICENSEE, other than a RESELLING SUBLICENSEE, licensed by COMPANY to make, have made, use or sell any PRODUCT.

   1.13 The term "END USER" shall mean a person who uses a PRODUCT for a purpose that would, absent the licenses granted hereunder, infringe a VALID CLAIM of any PATENT RIGHT.

                                   2. LICENSE

   2.1 GENERAL hereby grants COMPANY, to the extent not prohibited by the United States Government:

  (a) an exclusive, royalty-bearing license in the LICENSE FIELD under GENERAL's rights in PATENT RIGHTS to make, have made, use and sell PRODUCTS;

  (b) to the extent an exclusive license is not available to COMPANY in the United States, a non-exclusive, royalty-bearing license in the LICENSE FIELD under PATENT RIGHTS to make, have made, use and sell PRODUCTS;

  (c) the right to sublicense PATENT RIGHTS licensed to COMPANY, provided that, in the event the license becomes non-exclusive by operation of paragraph 3.1, COMPANY shall not have the right to sublicense said PATENT RIGHTS.

   All licenses pursuant to this paragraph 2.1 are subject to the rights, conditions and limitations imposed by U.S. law with respect to inventions made in the performance of federally funded research.

   The above licenses to sell PRODUCTS include the right to grant to the purchaser of products from COMPANY, its AFFILIATES, and SUBLICENSERS the right to use such purchased PRODUCTS in a method coming within the scope of PATENT RIGHT.

   2.2 The granting of any license hereunder is subject to GENERAL's right to make and to use the subject matter described and claimed in PATENT RIGHT for research and clinical purposes but for no other purpose.

   2.3 GENERAL shall have the right to license any PATENT RIGHT to any other party for the purpose of manufacturing, using or selling of any PRODUCT outside of the LICENSE FIELD.

   2.4 It is understood that nothing herein shall be construed to grant COMPANY a license express or implied under any patent owned solely or jointly by General other than the PATENT RIGHTS expressly licensed hereunder.

                          3. DUE DILIGENCE OBLIGATIONS

   3.1 COMPANY shall itself, or through its AFFILIATES or SUBLICENSEES, use its best efforts to develop and make commercially available PRODUCTS for commercial sales and distribution in the United States market on or before December 31, 1994, provided, however, that GENERAL shall not unreasonably withhold its consent to any revision in such time period whenever requested in writing by COMPANY and supported by evidence of technical difficulties or delays that the parties could not have reasonably avoided. Failure to achieve the above objective within the above stated time periods or within any extension granted by GENERAL shall result in GENERAL having the right to cancel upon thirty (30) days notice any exclusive license granted hereunder or convert any exclusive license to a non-exclusive license.

   3.2 At intervals no longer than every six (6) months, COMPANY shall report in writing to GENERAL on progress made toward the foregoing objective.

                   4. FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHT

   4.1 GENERAL shall be responsible for the maintenance of the patent included in PATENT RIGHTS. COMPANY shall reimburse GENERAL for all reasonable costs ("Costs") incurred by GENERAL for the preparation, filing, prosecution and maintenance of all PATENT RIGHTS as follows:

  Subject to paragraph 4.2, for all Costs incurred by GENERAL from and after the EFFECTIVE DATE, COMPANY shall reimburse GENERAL upon receipt of invoices from GENERAL, provided that, if any license granted pursuant to Section 2 shall become nonexclusive and GENERAL shall license any PATENT RIGHT to another licensee, costs shall thereafter be allocated by GENERAL among COMPANY and such additional licensees on an equitable basis;

  4.2 With respect to any PATENT RIGHT, each document or a draft thereof pertaining to the maintenance of such PATENT RIGHT, and request for reissue or reexamination of the PATENT RIGHT shall be provided to COMPANY as follows. Documents received from any patent office or counsels analysis thereof shall be provided promptly after receipt. For a document to be filed in any patent office, a draft of such document shall be provided sufficiently prior to its filing, to allow for review and comment by the other party. If as a result of the review of any such document, COMPANY shall elect not to pay or continue to pay the Costs for such PATENT RIGHT, COMPANY shall so notify GENERAL within thirty (30) days of COMPANY's receipt of such document and COMPANY shall thereafter be relieved of the obligation to pay any additional Costs regarding such PATENT RIGHT incurred after the receipt of such notice by GENERAL. Such patent application or patent shall thereupon cease to be a PATENT RIGHT hereunder and GENERAL shall be free to license its rights to that particular patent application or patent to any other party on any terms.

                                  5. ROYALTIES

   5.1 Beginning with the FIRST COMMERCIAL SALE in any country, on all sales of PRODUCTS anywhere in the world by COMPANY, its AFFILIATES or SUBLICENSEES, COMPANY shall pay GENERAL royalties in accordance with the following schedule, such undertaking and schedule having been agreed to for the purpose of reflecting and advancing the mutual convenience of the parties. For each PRODUCT sold by COMPANY or its AFFILIATES and SUBLICENSEES;

  (a) So long as the PRODUCT, its manufacture, use or sale is covered by a VALID CLAIM of any PATENT RIGHT licensed exclusively to COMPANY;

  (i) For sales to END USERS by COMPANY, its AFFILIATES, and its MARKETING SUBLICENSEES, [* * *] of NET SALES PRICE.

  (ii) For sales to RESELLING SUBLICENSEES by COMPANY, its AFFILIATES and its MANUFACTURING SUBLICENSEES, [* * *] of all revenues, including without limitations royalties, license fees and milestone payments, received by COMPANY, its AFFILIATES and MANUFACTURING SUBLICENSEES from said RESELLING SUBLICENSEES with respect to sale of PRODUCT by said RESELLING SUBLICENSEES.

   (b) Whenever the PRODUCT, its manufacture, use or sale is covered by a VALID CLAIM of any PATENT RIGHT licensed non-exclusively to COMPANY, the royalty rates shall be [* * *] those specified in 5.1 (a) for each type of sale specified therein.

   (c) In the event that a MANUFACTURING SUBLICENSEE is also a RESELLING SUBLICENSEE, GENERAL shall be due the same royalties hereunder as would have been due had the MANUFACTURING SUBLICENSEE and RESELLING SUBLICENSEE been two non-affiliated entities, and unless otherwise agreed by the parties said royalties shall be calculated on the basis of the price last paid by RESELLING SUBLICENSEE to COMPANY in a good faith, arms length transaction.

   5.2 (a) In the event that more than one royalty rate under paragraph 5.1 is applicable to a PRODUCT, the highest of the applicable royalties shall apply.

   (b) Only one royalty under paragraph 5.1 shall be due and payable to GENERAL by COMPANY for any PRODUCT regardless of the number of PATENT RIGHTS covering such PRODUCT.

   5.3 If any license granted pursuant to Section 2 shall be or become non-exclusive, for example, because of any action by the U.S. government, and GENERAL shall license any PATENT RIGHT to another licensee for the purpose of making, using or selling PRODUCTS in the LICENSE FIELD and accept a royalty or royalties more favorable to such licensee than herein provided for COMPANY, GENERAL shall give written notice thereof to


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

COMPANY and as of the EFFECTIVE DATE of such more favorable royalty or royalties, COMPANY's obligation hereunder to pay royalty or royalties to GENERAL shall be revised to the more favorable rate.

   5.4 In addition to the royalties provided for above, COMPANY shall pay GENERAL [* * *] of any and all non-royalty income, including without limitation license fees and milestone payments, received from its AFFILIATES and MARKETING SUBLICENSEES in consideration for the sublicensing of any right or license granted to COMPANY hereunder.

   5.5 In addition to the payments provided for in paragraphs 5.1 and 5.4, COMPANY shall pay GENERAL [* * *].

   5.6 In the event that the royalty paid to GENERAL is a significant factor in the return realized by COMPANY so as to diminish COMPANY's capability to respond to competitive pressures in the market, GENERAL agrees to consider a reasonable reduction in the royalty paid to GENERAL as to each such PRODUCT for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on PRODUCT and on analogous products, prices of competitive products, total prior sales by COMPANY, and COMPANY's expenditures in PRODUCT development.

   5.7 The payments due under this Agreement shall, if overdue, bear interest until payment at a per annum rate equal to [* * *] above the prime rate in effect at the Bank of Boston on the due date, not to exceed the maximum permitted by law. The payment of such interest shall not preclude GENERAL from exercising any other rights it may have as a consequence of the lateness of any payment.

                             6. REPORTS AND PAYMENTS

   6.1 COMPANY shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES, if any, to keep full and accurate books of accounts containing all particulars that may be necessary for the purpose of calculating all royalties payable to GENERAL. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, during all reasonable times for the three (3) years next following the end of the calendar year to which each shall pertain be open for inspection at reasonable times by GENERAL or its designee at GENERAL's expense for the purpose of verifying royalty statements or compliance with this Agreement.

   6.2 In each year the amount of royalty due shall be calculated semiannually as of the end of each ACCOUNTING PERIOD and shall be paid semiannually within the sixty (60) days next following such date, every such payment to be supported by the accounting prescribed in paragraph 6.3 and to be made in United States currency. Whenever conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the business day closest to the end of the applicable ACCOUNTING PERIOD.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

   6.3 With each semiannual payment, COMPANY shall deliver to GENERAL a full and accurate accounting to include at least the following information:

   (a) Quantity of each PRODUCT sold or leased (by country) by COMPANY, and its AFFILIATES or SUBLICENSEES;

   (b) Total billings for each PRODUCT (by country);

   (c) Quantities of each PRODUCT used by COMPANY and its AFFILIATES or SUBLICENSEES;

   (d)  Names and addresses at all SUBLICENSEES of COMPANY; and

   (e)  Total royalties payable to GENERAL.

                                 7. INFRINGEMENT

   7.1 GENERAL will protect its PATENT RIGHTS from infringement and prosecute infringers when, in its sole judgement, such action may be reasonably necessary, proper and justified.

  7.2 If COMPANY shall have supplied GENERAL with written evidence demonstrating to GENERAL's reasonable satisfaction prima facie infringement of a claim of a PATENT RIGHT by a third party, COMPANY may by notice request GENERAL to take steps to protect the PATENT RIGHT. GENERAL shall notify COMPANY within three (3) months of the receipt of such notice whether GENERAL intends to prosecute the alleged infringement. If GENERAL notifies COMPANY that it intends to so prosecute, GENERAL shall, within three (three) months of its notice to COMPANY either (i) cause infringement to terminate or (ii) initiate legal proceedings against the infringer. In the event GENERAL notifies COMPANY that GENERAL does not intend to prosecute said Infringement COMPANY may, upon notice to GENERAL, initiate legal proceedings against the infringer at COMPANY's expense and in GENERAL's name if so required by law. No settlement, consent judgment or other voluntary final disposition of the suit which invalidates or restricts the claims of such PATENT RIGHTS may be entered into without the consent of GENERAL, which consent shall not be unreasonable withheld. COMPANY shall indemnify GENERAL against any order for payment that may be made against GENERAL in such proceedings.

  7.3 In the event one party shall initiate or carry on legal proceedings to enforce any PATENT RIGHT against any alleged infringer, the other party shall fully cooperate with and supply all assistance reasonably requested by the party initiating or carrying on such proceedings. The party which institutes any suit to protect or enforce a PATENT RIGHT shall have sole control of that suit and shall bear the reasonable expenses (excluding legal fees) incurred by said other party in providing such assistance and cooperation as is requested pursuant to this paragraph. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense. Any award paid by third parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of the unreimbursed legal fees and expenses incurred by either party and then the remainder shall be divided between the parties as follows:

[* * *]

   7.4 For the purpose of the proceedings referred to in this Article 7, the GENERAL and COMPANY shall permit the use of their names and shall execute such documents and carry out such other acts as may be necessary. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense, said expenses to be off-set against any damages received by the party bringing suit in accordance with the foregoing paragraph 7.3.

                               8. INDEMNIFICATION

   8.1 (a) COMPANY shall indemnify, defend and hold harmless GENERAL and its trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of [* * *].

   (b)  Licensees'  indemnification under (a)  above  shall  not  apply  to  any
liability,   damage,  loss  or  expense  to  the  extent  that  it  is  directly attributable  to [* * *].

  (c) COMPANY agrees, at its own expense to provide attorneys reasonably acceptable to the GENERAL to defend against any actions brought or filed against any party indemnified hereunder with respect to [* * *].


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

  (d) This paragraph 8.1 shall survive expiration or termination of this Agreement.

   8.2 (a) At such time as any product, process or service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by COMPANY or by a licensee, affiliate or agent of COMPANY, COMPANY shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than [* * *]. Such comprehensive general liability insurance shall provide [* * *]. If COMPANY elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to the GENERAL and the Risk Management Foundation. The minimum amounts of insurance coverage required under this paragraph 8.2 shall not be construed to create a limit of COMPANY's liability with respect to its indemnification under paragraph 8.1 of this Agreement.

  (b) COMPANY shall provide GENERAL with written evidence of such insurance upon request of GENERAL. COMPANY shall provide GENERAL with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if COMPANY does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, GENERAL shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

  (c) COMPANY shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by COMPANY or by a licensee, affiliate or agent of COMPANY and (ii) a reasonable period after the period referred to in (c) (i) above which in no event shall be less than fifteen (15) years.

  (d) This paragraph 8.2 shall survive expiration or termination of this Agreement.

  8.3 OTHER THAN WARRANTIES SET FORTH HEREIN, GENERAL MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, INFORMATION OR DATA LICENSED OR OTHERWISE PROVIDED TO SPONSOR HEREUNDER AND HEREBY DISCLAIMS THE SAME.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                 9. TERMINATION

  9.1 Unless otherwise terminated as provided for in this Agreement, the license to PATENT RIGHT granted hereunder will continue:

  (a) for one (1) year after the date COMPANY, its AFFILIATES, or SUBLICENSEES shall last sell any PRODUCT, provided such sale is not prevented by force majeure, government regulation or intervention, or institution of a law suit by any third party, or

  (b) until the last to expire of any PATENT RIGHT, the claims of which but for this Agreement would be infringed by the manufacture, use or sale of any PRODUCT, whichever shall first occur.

  9.2 If either party shall fail to faithfully perform any of its material obligations under this Agreement except the due diligence milestones specified in Section 3 herein, the nondefaulting party may give written notice of the default to the defaulting party. Unless such default is corrected within thirty
(30) days after such notice, the notifying party may terminate this Agreement and the license hereunder upon thirty (30) days prior written notice, provided that only one such thirty (30) day grace period shall be available in any twelve
(12) month period with respect to a default of any particular provision hereunder. Thereafter notice of default of said provision shall constitute termination.

  9.3 In the event that any license granted to COMPANY under this Agreement is terminated, any sublicense under such license granted prior to termination of said license shall remain in full force and effect, provided that:

  (a) the SUBLICENSEE is not then in breach of its sublicense agreement;

  (b) the SUBLICENSEE agrees to be bound to GENERAL as the licensor under the terms and conditions of this sublicense agreement, as modified by the provisions of this paragraph 10.9;

  (c) the SUBLICENSEE, at GENERAL's written request, assumes in a signed writing the same obligations to GENERAL as those assumed by COMPANY under Articles 8 and 10 hereof;

  (d) GENERAL shall have the right to receive the greater of (a) any payments payable to COMPANY under such sublicense agreement to the extent they are reasonably and equitably attributable to such SUBLICENSEE's right under such sublicense to use and exploit PATENT RIGHTS or (b) the lowest royalty which is within the "Competitive" range as hereinafter defined, at the time GENERAL's license to COMPANY is terminated. A royalty rate shall be regarded as "Competitive" if it is within the range of royalty rates that GENERAL would charge in an arms length transaction with a licensee which was not and had not been a sponsor of research at GENERAL, taking into account the value of the licensed technology at the time GENERAL's license to COMPANY is terminated;

   (e) the SUBLICENSEE agrees to be bound by the due diligence obligations of COMPANY pursuant to paragraph 3.1 hereof (whether set by the parties or by arbitration) in the field and territory of the sublicense;

  (f) GENERAL has the right to terminate such sublicense upon fifteen (15) days prior written notice to COMPANY and such SUBLICENSEE in the event of any material breach of the obligation to make the payments described in clause (iv) of this paragraph 9.3, unless such breach is cured prior to the expiration of such fifteen (15) day period, and shall further have the right to terminate such sublicense in the event of SUBLICENSEE's failure to meet its due diligence obligations pursuant to clause (v) hereof;

  (g) GENERAL shall not assume, and shall not be responsible to such SUBLICENSEE for, any representations, warranties or obligations of COMPANY to such SUBLICENSEE, other than to permit such SUBLICENSEE to exercise any rights to PATENT RIGHTS that are granted under such sublicense agreement consistent with the terms of this AGREEMENT.

  9.4  Upon  termination of any  license  granted  hereunder COMPANY  shall  pay
GENERAL all royalties due or accrued on (i) the sale of PRODUCT up to and including the date of termination and (ii) for twelve (12) months following the date of termination, the sale of PRODUCT manufactured prior to the termination date.

                                10. MISCELLANEOUS

  10.1 This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof.

  10.2 In order to facilitate implementation of this Agreement, GENERAL and COMPANY are designating the following individuals to act on their behalf with respect to this Agreement for the matter indicated below:

   (a) with respect to all royalty payments, any correspondence pertaining to any PATENT RIGHT, or any notice of the use of GENERAL's name, for GENERAL, the Director, Office of Technology Affairs, and for COMPANY, the Vice President of Marketing/Business Development.

   (b) any amendment of or waiver under this Agreement, any written notice including progress reports or other communication pertaining to the Agreement: for GENERAL, the Director, Office of Technology Affairs, and for COMPANY, the Vice President of Marketing/Business Development.

  (c) the above designations may be superseded from time to time by alternative designations made by: for GENERAL, the General Director, and for COMPANY, the President.

  10.3 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

  10.4 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

  10.5 Any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: Acts of God; acts, regulations or laws of any government; strikes or their concerted acts of worker; fires; floods; explosions; riots; wars; rebellion; and sabotage. Any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

  10.6 Neither party shall use the name of the other party or of any staff member, officer, employee or student of the other party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the party or individual whose name is to be used. For GENERAL, such approval shall be obtained from the Director of Public Affairs.

  10.7 This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

  10.8 This Agreement shall not be assignable by GENERAL without COMPANY'S written consent except for the right to receive royalties payable herein. COMPANY may at its own discretion and without approval by GENERAL transfer its interest or any part thereof under this Agreement to a wholly-owned subsidiary or any assignee or purchaser of the portion of its business associated with the manufacture and sale of PRODUCT. In the event of any such transfer, the transferee shall assume and be bound by the provisions of this Agreement. Otherwise this Agreement shall be assignable by COMPANY only with the consent in writing of GENERAL.

  10.9 For any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement, except issues relating to the validity, construction or effect of any PATENT RIGHT, which the parties shall be unable to resolve within sixty (60) days, the party raising such dispute shall promptly advise the other party of such claim, dispute, or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten
(10) business days after the date of such notice of dispute, such representatives shall agree upon a third party which is in the business of providing Alternative Dispute Resolution (ADR) services (hereinafter, "ADR Provider") and shall schedule a date with such ADR Provider to engage in ADR. Thereafter, the representative of the parties shall engage in good faith in an ADR process under the auspices of the selected ADR Provider. If within the aforesaid thirty (30) business days after the date of the notice of dispute the representatives of the parties have not been able to agree upon an ADR Provider and schedule a date to engage in ADR, or if they have not been able to resolve the dispute within thirty (30) business days after the termination of ADR, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes GENERAL and COMPANY hereby irrevocably consents and submits. Notwithstanding the foregoing, nothing in this Paragraph
10.19 shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

10.10 If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this agreement shall not be effected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

            THE PARTIES have duly executed this Agreement as of the date first shown above written.

COMPANY                               THE GENERAL HOSPITAL CORPORATION

BY  /S/ RICHARD MCKERNAN              BY  /S/ MARVIN C. GUTHRIE, J.D.
    ------------------------------        --------------------------------
TITLE  PRESIDENT                      TITLE  V.P., Patents, Licensing and
       ---------------------------           Industry Sponsored Research
                                             -----------------------------

DATE  OCT. 4, 1994                    DATE  10/6/94
      --------------------------            ------------------------------


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